UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 322-7235

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 31, 2020, ADT Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Google LLC (the “Investor”) pursuant to which the Company has agreed to issue and sell in a private placement to the Investor 54,744,525 shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) for an aggregate purchase price of $450.0 million, subject to adjustment to limit the Investor’s investment to 9.9% of the issued and outstanding common stock of the Company on an as-converted basis (the “Private Placement”). The shares of Class B Common Stock are being acquired at a per share purchase price of $8.22 (which is equal to the volume weighted average price of the shares of the Company’s common stock, par value $0.01 per share (the “common stock”), for the fifteen trading days immediately prior to entry into the Securities Purchase Agreement), adjusted for the amount of any cash dividend declared by the Company after the date of the Securities Purchase Agreement and prior to the date of the closing of the Private Placement (the “Closing”), to the extent the Investor is not entitled to receive such dividend. Based on this number of shares, after the Closing , the Investor will hold approximately 6.6% of the issued and outstanding common stock of the Company on an as-converted basis. Prior to the Closing, the Investor has the unilateral right to purchase, for the same price per share, additional shares of Class B Common Stock such that, immediately following the Closing, the Investor holds 9.9% of the issued and outstanding common stock on an as-converted basis (the “Option”). The Investor has indicated to the Company that it does not currently intend to exercise the Option. The Company expects to use the net proceeds from the Private Placement to further growth initiatives and reduce debt over time.

The Securities Purchase Agreement contains representations and warranties by the Company and the Investor and covenants of the Company and the Investor, and other rights, obligations and restrictions, in each case for the sole benefit of the Company and the Investor, which the Company believes are customary for transactions of this type. Except in the case of fraud, the maximum liability of the Company under the Securities Purchase Agreement for any breach of its representations and warranties will not exceed the aggregate purchase price for the shares of Class B Common Stock issued to the Investor in the Private Placement.

The Company has agreed to amend its certificate of incorporation pursuant to the terms of the Securities Purchase Agreement prior to Closing, to, among other things, authorize the issuance of shares of Class B Common Stock (the “Charter Amendments”), which will constitute a new class of common stock of the Company. Each share of Class B Common Stock will have equal status and rights to dividends with a share of common stock. The holders of Class B Common Stock shall have one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally; provided, however, that holders of Class B Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Company. Additionally, each share of Class B Common Stock will immediately become convertible into one share of common stock, at the option of the holder thereof, at any time following the earlier of (i) the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), required prior to such holder’s conversion of all such shares of Class B Common Stock, and (ii) to the extent HSR Clearance is not required prior to such holder’s conversion of such shares of Class B Common Stock, the date that such holder owns such shares of Class B Common Stock.

Concurrently with the execution of the Securities Purchase Agreement, Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P., which are entities affiliated with investment funds managed by affiliates of Apollo Global Management, Inc. and collectively the Company’s majority stockholders (the “Majority Stockholders”), delivered a written consent to the Company approving the Charter Amendment.

The Securities Purchase Agreement further specifies that, upon the Closing, the Company and the Investor will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which the Investor will agree to be bound by customary transfer restrictions and drag-along rights, and be afforded customary registration rights with respect to shares of Class B Common Stock held directly by the Investor. Under the terms of the Investor Rights Agreement, the Investor will be prohibited, subject to certain exceptions, from transferring any shares of Class B Common Stock or any shares of common stock issuable upon conversion of the Class B Common Stock beneficially owned by the Investor until the earlier of (i) the three-year anniversary of the Closing, (ii) the date on which the Commercial Agreement (as defined below) has been terminated under certain specified circumstances and (iii) June 30, 2022 if ADT LLC breaches certain of its obligations under the Commercial Agreement (as defined below).

The foregoing descriptions of the Securities Purchase Agreement, the Charter Amendment and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the full text of the form of Investor Rights Agreement, which is attached as Annex II to the Securities Purchase Agreement, and the full text of the form of Charter Amendment, which is attached as Annex III to the Securities Purchase Agreement.

The Securities Purchase Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Securities Purchase Agreement were made by the parties thereto only for purposes of the Securities Purchase Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Securities Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Securities Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Securities Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, such representations, warranties and covenants or any descriptions thereof should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any of its subsidiaries or affiliates at the time they were made and the information in the Securities Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02.	Results of Operations and Financial Condition.

In conjunction with the announcement of the Private Placement and the Company’s long-term partnership with the Investor, the Company is providing certain preliminary information on its operational and financial performance for the three months ended June 30, 2020 as Exhibit 99.1, which is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the agreement to issue and sell shares of Class B Common Stock to the Investor is incorporated herein by reference. The issuance of the shares of Class B Common Stock to the Investor will be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Class B Common Stock, and shares of common stock issuable upon conversion of such shares of Class B Common Stock, are being acquired solely for investment and with no intention to distribute, and appropriate legends will be affixed to any certificates evidencing shares of the Class B Common Stock or shares of common stock issued in connection with any future conversion of the Class B Common Stock.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 31, 2020, the Majority Stockholders, which, as of such date, controlled a majority of the voting power of the Company, executed a written consent approving the Charter Amendment.

Pursuant to rules adopted by the SEC under the Exchange Act, a Schedule 14C Information Statement will be filed with the SEC and sent or given to the stockholders of the Company.

Item 7.01.	Regulation FD Disclosure.

On August 3, 2020, the Company issued a press release announcing the signing of the Securities Purchase Agreement and the Commercial Agreement. A copy of the Company’s press release is being furnished herewith as Exhibit 99.2 and is incorporated herein by reference in its entirety.

The information set forth under Item 2.02 of this Current Report on Form 8-K relating to certain preliminary financial results for the three months ended June 30, 2020 is incorporated herein by reference.

In connection with the strategic investment and long term partnership with Google, ADT issued an investor presentation, which is attached to this report as Exhibit 99.3, and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01	Other Events

Commercial Agreement

Concurrently with the execution of the Securities Purchase Agreement, ADT LLC, an indirect wholly owned subsidiary of the Company (“ADT LLC”), and the Investor entered into a Master Supply, Distribution, and Marketing Agreement (the “Commercial Agreement”), pursuant to which the Investor has agreed to supply ADT LLC with certain Google devices as well as certain Google video and analytics services (“Google Services”), for sale to ADT LLC’s customers. Subject to customary termination rights related to breach and change of control, the Commercial Agreement has an initial term of seven years from the date that the Google Service is successfully integrated into ADT LLC’s end-user security and automation platform, which is targeted for no later than June 30, 2022. If the integrated service is not launched by June 30, 2022 then ADT LLC will be required to offer Google Services without integration for professional installations except for existing customers who already have ADT Pulse or ADT Control interactive services until such integration has been made.

The Commercial Agreement includes certain consent rights, exclusivity obligations and rights of first refusal in favor of ADT LLC and the Investor. The Investor has a consent right to a sale by ADT LLC of all or part of its direct to consumer business, unless the acquiror enters into an agreement with the Investor on terms consistent with the Commercial Agreement. Further, subject to certain carveouts, ADT LLC has agreed to exclusively sell certain devices and services of the Investor for end-user smart home, security or safety devices.

The Commercial Agreement also contains customary termination rights for both parties. In addition, the Investor has rights to terminate the Commercial Agreement if (i) ADT LLC divests any part of its direct to consumer business and the acquiring entity does not agree to assume all obligations under the Commercial Agreement, or (ii) ADT LLC breaches certain provisions of the Commercial Agreement and does not cure such breaches. In the event of a breach by ADT LLC of the Commercial Agreement in a manner reasonably likely to result in a material adverse effect on the Investor’s business or brand, or a breach by ADT LLC of certain data security and privacy obligations under the Commercial Agreement, ADT LLC must suspend the sale of Google Services and certain devices during the applicable cure period. Upon termination of the Commercial Agreement, ADT LLC will no longer have rights to sell the Google Service or devices to new customers, subject to an applicable transition period. In addition, the Google Services may not be accessible by ADT LLC customers through ADT’s integrated end-user application during any cure period for breach by ADT LLC of certain data security and privacy provisions of the Commercial Agreement or upon termination of the agreement for a breach of such provisions.

The Commercial Agreement specifies that each party will contribute $150 million towards the joint marketing of devices and services, customer acquisition, training of ADT LLC’s employees for the sales, installation, customer service, and maintenance for the product and service offerings, and technology updates for products included in such offerings. Each party will contribute such funds in three equal tranches, subject to the attainment of certain milestones.

The foregoing description of the Commercial Agreement does not purport to be complete.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Securities Purchase Agreement, dated as of July 31, 2020, by and between ADT Inc. and Google LLC

99.1	Certain preliminary information on the Company’s operational and financial performance for the three months ended June 30, 2020

99.2	Press Release announcing the signing of the Securities Purchase Agreement and the Commercial Agreement, and announcing the strategic investment by and long term partnership with Google, dated August 3, 2020

99.3	Investor presentation

104	Cover page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2020	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Executive Vice President, Chief Financial Officer and Treasurer

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